UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 18, 2014

World Acceptance Corporation
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street Greenville, South Carolina 29607
(Address of Principal Executive Offices) (Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
 Sixth Amendment to Amended and Restated Revolving Credit Facility

On November 18, 2014, World Acceptance Corporation (the “Company”) entered into a sixth amendment (the “Sixth Amendment”) to the Amended and Restated Revolving Credit Agreement, originally dated as of September 17, 2010 (as cumulatively amended, the “Revolving Credit Agreement”), among the Company, the lenders and other banks named therein, and Wells Fargo Bank, National Association (“Wells Fargo”), as successor Administrative Agent and successor Collateral Agent.

The Sixth Amendment amends the Revolving Credit Agreement as follows: extends its term through June 15, 2016; reduces the aggregate Commitments from $680,000,000 to $630,000,000 on June 15, 2015, introduces a “Collateral Performance Indicator,” which would reduce the “Advance Rate” multiplier in the borrowing base formula from its current fixed percentage of 85% to a sliding scale ranging from 84% down to 80% to the extent the three month average of 60+ day contractual delinquencies at a month end plus the net charge-offs for the eight month period ending on such date divided by average net Finance Receivables during the eight month period ending on such date were to exceed various levels between 18% and a permitted maximum of 24%; as well as other miscellaneous amendments.

The Company’s domestic subsidiaries that are parties to an amended and restated security agreement and an amended and restated guaranty agreement entered in connection with the Revolving Credit Agreement acknowledged and consented to the Sixth Amendment and confirmed that their obligations under these agreements remain in full force and effect with respect to the Company’s obligations after giving effect to the Sixth Amendment.

The foregoing description of the Sixth Amendment, including certain terms in this description which are defined in the Revolving Credit Agreement, is qualified in its entirety by the terms of the Amended and Restated Credit Agreement, dated as of September 17, 2010 among the Company, the lenders named therein and Bank of Montreal, as Administrative Agent, filed as Exhibit 10.1 to the Company’s Form 8-K filed September 21, 2010, as initially amended by the terms of the first amendment, dated as of August 31, 2011, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed September 1, 2011, as further amended by the second amendment, dated as of May 1, 2012, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed May 1, 2012, as further amended by the third amendment, dated as of November 19, 2012, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed November 20, 2012, as further amended by the fourth amendment, dated as of September 6, 2013, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed September 9, 2013, as further amended by the fifth amendment, dated as of March 17, 2014, to the Amended and Restated Credit Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed March 19, 2014, and, as further amended by the Sixth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 -Sixth Amendment to Amended and Restated Revolving Credit Agreement, dated as of November 18, 2014, among World Acceptance Corporation, the lender parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2014
World Acceptance Corporation

	By:	/s/ John L. Calmes, Jr.
John L. Calmes, Jr.
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1
Sixth Amendment to Amended and Restated Revolving Credit Agreement, dated as of November 18, 2014, among World Acceptance Corporation, the lender parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.